EXHIBIT 99.1

USA Equities Corp. Announces Investor Relations & Corporate Communications Team

West Palm Beach, FL – May 13, 2021 – USA Equities Corp. (OTCQB: USAQ), a company focused on value-based healthcare solutions and physician-directed digital medicine, today announced that it has engaged several firms in the area of corporate communications, investment community outreach and strategic partnering to further expand the Company’s visibility and level of investor and corporate community engagement.

“We have made significant progress over the past few months. The successful commercial launch of AllergiEnd® products, our recently amended agreement with MedScience Research Group which will increase our gross margin and the expansion of our advisory and physician network development team to increase our presence with medical practitioners are just a few of the recent examples of our successful execution on our strategic priorities,” stated USAQ Chief Executive Officer Troy Grogan.

“Given our expectation for continued growth at USAQ, I am also very pleased to announce our new relationships with ClearView Advisors Group, Milestone Management Services and SmallCap Voice.com, all highly experienced firms that will assist us in expanding our outreach. I look forward to working closely with these firms to communicate our future successes and further growing our public profile,” concluded Grogan.

About ClearView Advisors Group

ClearView Advisors Group is a financial communications firm which leverages its comprehensive experience to create customized communication programs that support client messaging strategies and goals for both public and private companies.

For additional information, visit the Company’s website at www.clearviewadv.com

About Milestone Management Services

Milestone provides Micro-Cap and Small-Cap companies with Strategic Advisory, Financial Public Relations, Investor Relations and Media Services. Milestone directs efficient and effective conversations that drive business objectives, enhance reputations and build meaningful relationships with entrepreneurs and venture capitalists, along with institutional and high-level retail investors.

For additional information, visit the Company’s website at www.milestonemanagementservices.com

About SmallCapVoice.com.

SmallCapVoice.com, Inc. is a recognized corporate investor relations firm, with clients nationwide, known for its ability to help emerging growth companies, small cap and micro-cap stocks build a following among retail and institutional investors. SmallCapVoice.com utilizes its stock newsletter to feature its daily stock picks, podcasts, as well as its clients’ financial news releases. SmallCapVoice.com also offers individual investors all the tools they need to make informed decisions about the stocks in which they are interested. Tools like stock charts, stock alerts, and Company Information Sheets can assist with investing in stocks that are traded on the OTCMarkets. To learn more about SmallCapVoice.com and its services, please visit https://www.SmallCapVoice.com/small-cap-stock-otc-investor-relations-financial-public-relations/.

About USA Equities Corp.

USA Equities Corp. (OTCQB: USAQ) is focused on providing value-based healthcare solutions, clinical informatics and algorithmic personalized medicine including digital therapeutics, behavior-based remote patient monitoring, chronic care and preventive medicine. The Company’s products are intended to allow general practice physicians to increase revenues by cost effectively diagnosing and treating chronic diseases that are generally referred to specialists. The Company’s products and information service portfolio are directed toward prevention, early detection, management and reversal of allergies, cardio-metabolic and other chronic diseases. Our principal objectives are to develop proprietary software tools, point of care devices and approaches, providing more granular, timely and specific clinical decision-making information for practicing physicians and other health care providers to address today’s allergy prone, obese, diabetic and cardiovascular disease population.

For additional information, visit the Company’s website at www.USAQCorp.com

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products and potential future results and acquisitions, are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may’, ‘could’, ‘believes’, ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products and the acceptance of these products, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor & Media Contact:

Olivia Giamanco
USA Equities Corp
(929) 379-6503
IR@USAQCORP.COM